Exhibit 2.2

SECOND AMENDED BYLAWS

OF

ENDLESS CORPORATION, INC.

ARTICLE I

OFFICES

Registered Office. The registered office of the corporation shall be located at 10026 S. Mingo Rd., #232 Tulsa, Oklahoma 74133, or in such other location as the Board of Directors of the corporation (the “Board of Directors”) and the name of the registered agent of the Company in the State of Oklahoma shall be Zachariah O. Lindsey at LINDSEYfirm, 1209 S. Frankfort Ave., Ste. 202, Tulsa, OK 74120.

1.1 Offices. The corporation will also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Oklahoma, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Location. All meetings of the stockholders for any purpose may be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or outside the State of Oklahoma as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Oklahoma General Corporations Law (the “Act”). The location shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof, or a waiver by electronic transmission by the person entitled to notice.

2.2 Timing. Annual meetings of stockholders, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice to the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

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2.3 Notice of the Meeting. Written notice of any stockholder meeting stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy-holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting.

2.4 Stockholders’ Records. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address (but not the electronic address or other electronic contact information) of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting:

(A) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or

(B) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.5 Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by the statute or by the certificate of incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least twenty-five (25%) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such requests shall state the purpose or purposes of the proposed meeting.

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2.6 Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. The means of remote communication, if any, by which stockholders and proxy-holders may be deemed to be present in person and vote at such meetings shall also be provided in the notice.

2.7 Business Transacted at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.8 Quorum; Meeting Adjournment; Presence by Remote Means.

(A) Quorum; Meeting Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by a certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(B) Presence by Remote Means. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy-holders not physically present at a meeting of stockholders may, by means of remote communication:

(1) participate in a meeting of stockholders; and

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(2) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that:

(a) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder,

(b) the corporation shall implement reasonable measures to provide such stockholders and proxy-holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and

(c) if any stockholder or proxy-holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

2.9 Voting Thresholds. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, these Second Amended Bylaws or the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.10 Number of Votes Per Share. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote by such stockholder or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

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2.11 Action by Written Consent of Stockholders; Electronic Consent; Notice of Action.

(A) Action by Written Consent of Stockholders. Unless otherwise provided by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, is signed in a manner permitted by law by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written stockholder consents shall bear the date of signature of each stockholder who signs the consent in the manner permitted by law and shall be delivered to the corporation as provided in the subsection (B) below. No written consent shall be effective to take the action set forth therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation in the manner provided above, written consents signed by a sufficient number of stockholders to take the action set forth therein are delivered to the corporation in the manner provided above.

(B) Electronic Consent. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy-holder, or a person or persons authorized to act for a stockholder or proxy-holder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the corporation can determine

(1) that the other electronic transmission was transmitted by the stockholder or proxy-holder or by a person or persons authorized to act for the stockholder or proxy-holder and

(2) the date on which such stockholder or proxy-holder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form is delivered to the corporation by delivery to its registered office in the State of Oklahoma, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of the meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors of the corporation.

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ARTICLE III

BOARD OF DIRECTORS

3.1 Authorized Directors. The number of directors that shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors at a meeting of the Board of Directors, except as provided in section 3.3 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

3.2 Election of Additional Directors and Term. Additional members of the Board of Directors shall be determined by resolution of the Board of Directors and shall be recruited by the current members of the Board of Directors and presented to the stockholders for election. Except as provided in section 3.3 of this Article, each newly elected director shall hold office until his successor is elected and qualified.

3.3 Vacancies. Unless otherwise provided in the corporation certificate of incorporation, as it may be amended, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in the office, though less than a quorum, or by a sole remaining director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the Directors then in the office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Board as then constituted shall summarily fill the vacancies to serve until the next regularly scheduled meeting.

3.4 Board Authority. The business of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the statute or by the certificate of incorporation or by these Bylaws directed or required or done by the stockholders.

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3.5 Location of Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside of the State of Oklahoma.

3.6 First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the Board of Directors at the annual meeting and no notice of such annual meeting shall be necessary to the newly elected directors in order to legally constitute the annual meeting, provided a quorum shall be present. In the event of the failure of the Board of Directors to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the Board of Directors, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

3.7 Regular Meetings. Regular meetings of Board of Directors may be held without a notice to stockholders at such time and at such place as shall from time to time be determined by the Board of Directors.

3.8 Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer, or President, upon notice to each director; special meetings shall be called by the Secretary in like manner and on like notice on the written request of two (2) directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of the sole director. Notice of any special meeting shall be given to each director at his business or residence in writing, or by telegram, facsimile transmission, telephone communication or electronic transmission (provided, with respect to electronic transmission, that the director has consented to receive the form of transmission at the address to which it is directed). If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by facsimile transmission or other electronic transmission, such notice shall be transmitted at least twenty-four (24) hours before such meeting. If by telephone, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meetings of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 8.1 of Article VIII hereof. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

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3.9 Quorum. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and any act of a majority of the directors present at any meeting at which there is a quorum shall be an act of the Board of Directors, except as may be otherwise specially provided by the statute or by the certificate of incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.10 Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing, writings, electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

3.11 Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any committee, by means of conference telephone or other means of communication by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

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3.12 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(A) In the absence of disqualification of a member of a committee, the member or members thereof present at any meetings and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(B) Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters:

(1) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Act to be submitted to stockholders for approval, or

(2) adopting, amending or repealing and provisions of these Bylaws.

3.13 Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.14 Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation at any other capacity and receiving the compensation therefor. Members of special standing committees may be allowed like compensation for attending committee meetings.

3.15 Removal of Directors. Unless otherwise provided by the current Certificate of Incorporation or these Bylaws, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of Directors.

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3.16 Supervotes and Authority of Chairman of the Board. In the event of a tie in the vote of any matter brought before the Board of Directors and/or the stockholders, the present Chairman of the Board shall have a “super vote” to resolve any tie vote, considering the best interest of the Company.

ARTICLE IV

NOTICES

4.1 Notice. Unless otherwise provided by these Bylaws, whenever, under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

4.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these Second Amended Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

4.3 Electronic Notice.

(A) Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders and directors, any notice to stockholders or directors given by the corporation under anyprovision of the Act, the certificate of incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder or director to whom the notice is given. Any such consent shall be revocable by the stockholder or director by written notice to the corporation. Any such consent shall be deemed revoked if both:

(1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent, and

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(2) such inability becomes known to the Secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(B) Effective Day of Notice. Notice given pursuant to subsection (A) of this section shall be deemed given:

(1) if by facsimile telecommunication, when directed to a number at which the stockholder or director has consented to receive notice;

(2) if by electronic mail, when directed to an electronic mail address at which the stockholder or director has consented to receive notice; (3) if by any other form of electronic transmission, when directed to the stockholder or director. An affidavit of the Secretary or an assistant Secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(C) Form of Electronic Transmission. For the purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE V

OFFICERS

5.1 Required and Permitted Officers. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, Treasurer, Secretary, Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer. The Board of Directors may elect from among its members a Chairman of the Board and a Vice-Chairman of the Board. The Board of Directors may also choose one or more vice presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide.

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5.2 Appointment of Required Officers. The Board of Directors at its next meeting and ratification of these Second Amended Bylaws shall choose a President, Treasurer, Secretary, Chief Executive Officer, Chief Operating Officer, and a Chief Financial Officer and may choose officers and vice-presidents at any time thereafter at its first meeting after each annual meeting of stockholders.

5.3 Appointment of Permitted Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

5.4 Officer Compensation. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

5.5 Term of Office; Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD

5.6 Chairman Presides. The Chairman of the Board, if any, shall preside at all the meetings of the Board of Directors and of the stockholders at which he shall be present. They shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

5.7 Absence of Chairman. In the absence of the Chairman of the Board, the Vice- Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

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THE POWERS AND AUTHORITIES OF THE OFFICERS

5.8 Powers of Chief Executive Officer. The Chief Executive Officer of the corporation; in the absence of the Chairman and Vice-Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors; they shall be responsible for leading the vision and long-term strategy of the corporation and ensure growth and sustainability of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

5.9 Chief Executive Officer’s Signature Authority. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

5.10 Absence of Chief Executive Officer. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President, Chief Financial Officer, or Vice- President, if any, (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Chief Executive Officer, President, Chief Financial Officer, or vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.11 Powers of President. The President of the corporation; in the absence of the, Chief Executive Officer, Chairman and Vice-Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors; they shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

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THE SECRETARY AND ASSISTANT SECRETARY

5.12 Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

5.13 Duties of Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of their inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

5.14 Duties of Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

5.15 Disbursements and Financial Reports. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all of their transactions as treasurer and of the financial condition of the corporation.

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5.16 Treasurer’s Bond. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six years) in such a sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties in their office and for the restoration to the corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the corporation.

5.17 Duties of Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of their inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER

5.18 Duties of Chief Operating Officer. The Chief Operating Officer shall oversee and manage the day-to-day operations and internal affairs of the corporation, and in the absence of the Chief Executive Officer, or in the event of their inability or refusal to act, perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.19 Duties of Chief Financial Officer. The Chief Financial Officer shall manage the corporation’s financial activities, including financial planning, forecasting, budgeting, and tracking cash flow. The Chief Financial Officer shall oversee the accounting and direct the preparation of the corporation’s financial statements and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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ARTICLE VI

CERTIFICATES OF STOCK

6.1 Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by, the Chairman or Vice- Chairman of the Board of Directors, Chief Executive Officer, or the President or a vice-president and the Treasurer or an assistant treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him / her in the corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificate issued to represent any such partly paid shares, the total amount of the consideration to be paid thereof, and the amount paid thereon shall be specified. There will be two classes of Stock. Each holder of Common Stock shall have voting powers. Each share of Common Stock shall have one vote per share of stock held by the individual and/or entity per share of Common Stock. Holders of Preferred Stock will not have voting rights on any matter.

6.2 Authorized Capital Stock. The Corporation is authorized to issue a total of 5,000,000,000 shares of capital stock, each with a par value of $0.0001 per share, consisting of (a) 3,470,000,000 shares of common stock (the “Common Stock”), and (b) 1,530,000,000 shares of preferred stock (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of law. Of the 3,470,000,000 shares of Common Stock, the Company shall reserve 970,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock for an Equity Incentive Plan (the “Plan”) to be administered by the Board of Directors. The Company may at its discretion with the authorization of the Board of Directors increase the number of shares authorized to be issued under the Plan.

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6.3 Preferred Stock. The Board is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences, and relative, participating, optional, special, and other rights, if any, of each such series and any qualifications, limitations, and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to law, and the Board is hereby expressly vested with the authority to the fullest extent provided by the law, now or hereafter, to adopt any such resolution or resolutions.

6.4 Administration of Equity Incentive Plan. The Board of Directors, as administrators of the Plan, has the power to determine when awards will be granted, which employees, directors or consultants will receive awards, the terms of the awards, including the number of shares subject to each award and the vesting schedule of the awards, and to interpret the terms of the Plan and the award agreements. The Board of Directors, as administrator of the Plan, also has the authority to reduce the exercise price of outstanding stock options if the exercise price exceeds the fair market value of the underlying shares, and to cancel such options in exchange for new awards, in each case without stockholder approval. The Plan shall allow for;

(A) Stock Options. The Plan shall allow for the grant of incentive stock options to qualify under section 422 of the Code and non-qualified stock options.

(B) Stock Appreciation Rights. The Plan shall allow for the grant of stock appreciation rights. Stock appreciation rights grant the grantee the right to receive, upon exercise, an amount, payable in cash or shares of Common Stock, equal to the number of shares that is being exercised multiplied by the excess of

(1) the fair market value of a share of Common Stock on the date of exercise, over,

(2) the exercise price specified in the applicable award agreement. Stock appreciation rights may be granted on its own or in tandem with an option granted under the Plan. Stock apperception rights shall be subject to an exercise period of no longer than 10 years, calculated from the date of the grant.

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(C) Restricted Stock Awards. The Plan shall allow for the grant of restricted stock. Restricted stock awards are shares of Common Stock or hypothetical Common Stock units having a value equal to the fair market value of an identical number of shares of Common Stock, that vest in accordance with the terms and conditions established by the Board of Directors, as the administrator of the Plan. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions on vesting that it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals or on the continuation of service or employment. Shares of restricted stock that do not vest are subject to repurchase or forfeiture.

(D) Performance Share Awards. The Plan shall allow for the grant of performance share awards. The Company shall have the discretion to determine:

(1) the number of shares of Common Stock or stock-denominated units subject to a performance share award granted;

(2) the performance period, during which time certain performance goals must be met in order for the grantee to obtain the right to exercise (the Company shall determine in its discretion whether a performance goal was met during the applicable performance period);

(3) the conditions that must be satisfied for the grantee to earn an award; and

(4) the other applicable terms, conditions and restrictions.

(E) Cash Awards and Other equity-based award Awards. The Plan shall allow for the grant of other cash awards and equity-based awards, subject to certain performance goals and vesting goals as the Company may determine in its sole discretion.

(F) Term of Awards. The Board of Directors, as administrator of the Plan determines the provisions, terms and conditions of each award, including vesting schedules, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies and satisfaction of any performance criteria.

(G) Performance Criteria. The Plan shall include the following performance criteria that may be considered, individually or in combination, by the Board of Directors, as administrator:

(1) increase in share price;

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(2) earnings per share;

(3) total stockholder return,

(4) return on equity,

(5) return on assets,

(6) return on investment;

(7) net operating income,

(8) cash flow,

(9) revenue;

(10) economic value added,

(11) personal management objectives; or

(12) other measures of performance selected by the Board of Directors, as the Plan administrator.

(H) Transferability of Awards. The Plan shall allow for the transfer of awards only

(1) by will,

(2) by the laws of descent and distribution and

(3) for awards other than incentive stock options, to the extent and in the manner authorized by the Board of Directors as the administrator of the Plan. Only the recipient of an incentive stock may exercise such award during his or her lifetime.

(I) Certain Adjustments. In the event of changes in the capitalization, to prevent enlargement of the benefits or potential benefits available under the Plan, the Board of Directors, as the administrator, will make adjustments to one or more of the number of shares that are covered by outstanding awards, the exercise or purchase price of the outstanding awards, the numerical share limits contained in the Plan and any other terms the Board of Directors, as the administrator, determines require adjustment.

6.5 Voting Power.

(A) Except as otherwise required by any non-waivable provision of applicable law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

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(B) Nature of Voting Rights. Except as may be otherwise provided in this Second Amended and Restated Certificate (including any Preferred Stock Designation) or required by any non-waivable provision of applicable law, at all meetings of the stockholders and on all matters properly submitted to a vote of the stockholders, each holder of Common Stock, as such, shall;

(1) have the right to one vote per share of Common Stock held of record by such holder;

(2) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, as the same may be amended from time to time (the “Bylaws”); and

(3) be entitled to vote only upon such matters and in such manner as may be provided by this Second Amended and Restated Certificate or the Bylaws; provided, however, that, except as otherwise required by any non-waivable provision of applicable law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation). This Second Amended and Restated Certificate does not authorize cumulative voting.

6.6 Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a change of control, such as; a merger, consolidation, or sale of stock of all or substantially all assets (otherwise known as a “Deemed Liquidation Event”); the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, in each case on a pari passu basis among each series of Preferred Stock, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof,

(A) with respect to the Series A Preferred Stock, the greater of

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(1) an amount per share equal to the Series A Original Issue Price, plus the sum of

(a) any unpaid Accruing Dividend thereon, and

(b) any dividends (other than Accruing Dividends) declared but unpaid theron, or

(2) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, winding up Deemed Liquidation Event. If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its stockholders are insufficient to pay the holders of shares of Preferred Stock the full amount to which they are entitled, the holders of shares of Preferred Stock shall share ratably in any distribution of assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

6.7 Redemption. In the event of a Deemed Liquidation Event if the Company does not effect a dissolution of the Company under the Bylaws within ninety (90) days after such Deemed Liquidation Event, then:

(A) the Company shall send a written notice to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause,

(B) to require the redemption of such shares of Preferred Stock, and

(C) if the Requisite Holders so request in a written instrument delivered to the Company not later than one hundred twenty (120) days after such Deemed Liquidation Event. (the “Redemption Request”), the Company shall use the consideration received by the Company for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Company available for distribution to its stockholders, all to the extent permitted by Oklahoma law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event (the “Redemption Date”), to redeem all outstanding shares of Preferred Stock at a price per share equal to the Liquidation Amount (the “Redemption Price”). In the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Company shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Puerto Rico law governing distributions to stockholders. In the event the Company timely receives a Redemption Request, the Company shall send written notice of the mandatory redemption (a “Redemption Notice”) to each holder of record of each series of Preferred Stock not less than forty (40) days prior to the date of Redemption Date.

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6.8 Contents of Stock Certificates. Under Section 18-1039 of the Act, shareholders are entitled to stock certificates that certify the shares of the Corporation’s stock held by the shareholder. Notwithstanding the shareholders’ rights to stock certificates, the Board may authorize the issuance of some or all shares of any class or series of stock without certificates, provided the Board shall provide to a shareholder a written statement that contains the information required to be on stock certificates, per Section 18-1039 of the Act.

As required by Section 18-1039 of the Act, each stock certificate must contain on its face: The Corporation name and that the Corporation is organized under the laws of this State;

i) The name of the shareholder (or person to whom the stock is issued);

ii) The number and class of shares and the designation of the series, if any, the certificate represents; and

iii) The signature of two officers designated in these Bylaws or by the Board.

For the avoidance of doubt, in the event that an individual serves multiple roles within the Corporation, that person cannot countersign any document which that person has already signed in their official or individual capacity. If an officer who has signed or whose facsimile signature appears on any stock certificate ceases to be an officer before the certificate is issued to the shareholder, it may be issued by the Corporation and is valid as if the person were an officer on the date of issuance. The certificate may be sealed with the Corporation’s seal.

Additionally, Shareholders are entitled to stock certificates that certify the shares of the Corporation’s stock held by the shareholder. Notwithstanding the shareholders’ rights to stock certificates, the Board may authorize the issuance of some or all shares of any class or series of stock without certificates, provided the Board shall provide to a shareholder a written statement that contains the information required to be on stock certificates, per Section 18-1039 of the Act.

6.9 Facsimile Signatures. Any or all of the signatures on the certificate may be facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if such officer, transfer agent or registrar were still acting as such at the date of issue.

6.10 Lost Certificate. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon making an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificated, the Board of Directors may, in its discretion and as such condition precedent to the issuance, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and / or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.11 Right of First Refusal. No Shareholder shall have the right, at any time, to sell or transfer any portion of his or her shares purchased hereunder unless:

(A) Offer to Company. The selling Shareholder shall deliver a written notice to the Company, stating the price, terms, and conditions of the proposed sale or transfer, the shares to be sold or transferred, and the identity of the proposed transferee (“Seller’s Notice”). Within thirty (30) days after receipt of the Seller’s Notice, the Company shall have the right to purchase all, or any portion of the shares so offered at the price and on the terms and conditions stated in the Seller’s Notice;; or

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(B) Offer to Other Shareholders. If the Company elects not to purchase all the Shares specified in the Seller’s Notice, and if the Company has not then made a public offering, or alternative trading platform where shares may be sold, the following procedure shall be followed regarding any sale or transfer of Shares.

(1) The Company shall, at the expiration of 30 days after receipt of the Seller’s Notice, notify each of the Shareholders of the total number of Shares not purchased by the Company, enclosing a copy of the Seller’s Notice (the “Company’s Notice”). Each of the Shareholders shall have 30 days after the mailing of the Company’s Notice to notify the selling Shareholder in writing of his or her intention to purchase all or any specified portion of the available Shares described in the Company’s Notice on the terms and conditions set forth in the Seller’s Notice. Each Shareholder shall deliver to the selling Shareholder by mail or otherwise a written offer or offers to purchase all or any specified portion of the selling Shareholder’s Shares remaining for sale (“Shares for Sale”) on the terms described in the Seller’s Notice. Each Shareholder shall be entitled to purchase the proportion of the Shares for Sale at the ratio that his or her Shares bear to the total Shares held by all Shareholders desiring to purchase Shares for Sale. If the total Shares specified in the offers received within such period by the selling Shareholder exceed the Shares for Sale, each Shareholder desiring to purchase a percentage of the Shares for Sale in excess of his or her proportionate share shall be entitled to purchase the proportion of the Shares for Sale that remains thus undisposed of, at the ratio that his or her Shares bear to the total Shares held by all of the Shareholders desiring to purchase shares in excess of those to which they are entitled under such prior apportionment. Such apportionment shall be made successively until all of the Shares for Sale shall have been allocated to purchasing Shareholders.

(C) Transfer to Other Persons. If none or only a part of the Shares for Sale is bid for purchase by the Company or other Shareholders, then the selling Shareholder may dispose of the remaining Shares for Sale to any person or persons but only within a period of 90 days from the date of the Seller’s Notice. However, the selling Shareholder shall not sell or transfer any of the Shares for Sale at a lower price or on terms more favorable to the purchaser or transferee than those specified in the Seller’s Notice. After the 90-day period, the procedure for first offering to the Company and other Shareholders shall again apply. If only part of the Shares for Sale are purchased by the other Shareholders and the other purchaser or transferee elects not to purchase the remaining shares, the selling Shareholder may elect not to sell any shares.

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(D) Purchase Upon Death, Disability, or Divorce Event. Upon the death, Disability or divorce of a shareholder, (hereafter referred to as “Decedent”), all of the shares of stock owned by the Decedent, to which his Personal Representative shall be entitled, may be sold and purchased as provided herein. If a divorce decree is entered, this Section shall govern the distribution of the Decedent’s shares. Personal Representative shall be defined as and include any trustee, executor, or administrator of the deceased’s shareholders estate.

6.12 Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

6.13 Fixing a Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meetings, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.14 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner as set forth herein, to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Oklahoma.

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6.15 Liens of Shares. No shareholder shall cause or permit to be created a lien or security interest on the shares of stock, except in favor of a lender to the Company and only upon consent of the Board.

6.16 Shareholder’s Agreement Not to Encumber the Corporation. Each shareholder agrees not to transfer all or any part of their part of their shares, or take or omit any action, filing election, or other action which could result in a deemed transfer if such transfer (either considered alone or in the aggregate with prior transfers) that would result in the termination of the Company for federal income tax purposes. In order for the shareholder to identify transfers which could result in such a termination, each shareholder covenants and agrees to immediately inform the Company in writing of any transfers or deemed transfers for purpose of the Code.

ARTICLE VII

GENERAL PROVISIONS

7.1 Dividends. Dividends upon the capital stock of the corporation, if any, subject to the provisions of the certificate of incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

7.2 Reserve for Dividends. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their sole discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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7.3 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time to designate.

7.4 Fiscal Year. The fiscal year of the corporation shall be a calendar year.

7.5. Corporate Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Oklahoma.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

7.6. Indemnification. The corporation shall, to the fullest extent authorized under the laws of the State of Oklahoma, as those laws may be amended and supplemented from time to time, indemnify any Officer and/or Director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the corporation or a predecessor corporation or a director or officer of another corporation, if such person served in such position at the request of the corporation; provided, however, that the corporation shall indemnify any such director or officer in connection with a proceeding initiated by such director or officer only if such proceeding was authorized by the Board of Directors of the corporation. The indemnification provided for in this Section 7.6 shall:

(A) not be deemed exclusive of any other rights to which those indemnified may be entitled under these bylaws, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office,

(B) continue as to a person who has ceased to be a director, and

(C) inure to the benefit of the heirs, executors and administrators of a person who has ceased to be a director. The corporation’s obligations to provide indemnification under this Section 7.6 shall be offer to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

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Expenses incurred by an Officer or Director of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that they are or were an Officer and/or Director of the corporation (or was serving at the corporation’s request as a Director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified by the corporation as authorized by relevant sections of the Act.

Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors of the corporation that alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such agent’s duty to the corporation or its stockholders. The foregoing provisions of this Section 7.6 shall be deemed to be a contract between the corporation and each Director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The Board of Directors in its sole discretion shall have power on behalf of the corporation to indemnify any person, other than a Director, made a party to any action, suit or proceeding by reason of the fact that their heir, or the personal representative of their estate, is or was an officer or employee of the corporation.

To assure indemnification under this Article for all Directors, officers and employees who are determined by the corporation or otherwise to be or to have been “Fiduciaries” of any employee benefit plan of the corporation that may exist from time to time, for the purposes of this section 7.6, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation that is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974”, as amended from time to time; the corporation shall be deemed to have requested a person to serve the corporation as administrator of an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines”.

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CERTIFICATE OF INCORPORATION GOVERNS

7.7 Conflicts with Certificate of Incorporation. In the event of any conflict between the provisions of the corporation’s certificate of incorporation and these Second Amended Bylaws, the provisions of the certificate of incorporation shall govern.

ARTICLE VIII

AMENDMENTS

8.1 Alteration. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meetings. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

ARTICLE IX

LOANS TO OFFICERS

9.1 Loans to Officers. The corporation may lend money to, or guarantee any obligation of or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE X

RATIFICATION OF FIRST AMENDED BYLAWS

10. 1 Ratification of First Amended Bylaws. By adopting the foregoing Second Amended Bylaws of Endless Corporation the Board of Directors ratify and those portions of the First Amended Bylaws with respect to the citations contained within those First Amendments that rely on or cite to portions of the Oklahoma General Corporation Act and the present and applicable laws of the State of Oklahoma.

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CERTIFICATE OF SECRETARY OF

ENDLESS CORPORATION, INC.

The undersigned, Travis Dahm, hereby certifies that they are the duly elected and acting Secretary of Endless Corporation, an Oklahoma Corporation (the “Corporation”), and that the Second Amended Bylaws attached hereto constitute the Second Amended Bylaws of said Corporation as duly adopted by Action of the Board of Directors of the Corporation on September 17, 2024.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name on September 17, 2024.

/s/ Travis Dahm
Travis Dahm, Secretary